Exhibit 3.1
INDYMAC BANCORP, INC.
A DELAWARE CORPORATION

AMENDED AND RESTATED BYLAWS

ARTICLE I
Offices
     SECTION 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in that state of the entity acting as the corporation’s registered agent in the State of Delaware.
     SECTION 2. Principal Executive Office. The principal executive office of the Corporation shall be in the City of Pasadena, State of California.
     SECTION 3. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.
ARTICLE II
Meetings of Stockholders
     SECTION 1. Place of Meetings. Meetings of stockholders shall be held on such date, at such time and at such place within the United States as shall be determined from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.
     SECTION 2. Annual Meeting. The annual meeting of stockholders of the Corporation shall be held on such date, at such time and at such place as shall be designated annually by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof, at which meeting the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
     SECTION 3. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders, unless otherwise provided by law or by the Certificate of Incorporation, may be called by a majority of the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. The date, time and place of a special meeting shall be determined by the Board of Directors or the officer calling the meeting and shall be stated in the written notice of the meeting, which notice shall state the purpose or purposes for which the meeting is called. Business of the Corporation transacted at any special meeting of stockholders by whomever called shall be limited to the purposes stated in the written notice thereof.

     SECTION 4. Notice of Meetings; Waiver of Notice; Adjournment. Not less than ten nor more than sixty days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder of record entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the date, time and place of the meeting and the purpose or purposes for which the meeting is called, either by mail or by presenting it personally to the stockholder or by leaving it at his residence or usual place of business. If mailed with postage thereon prepaid, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation.
     Without limiting the foregoing, any notice to stockholders given by the Corporation pursuant to this Section 4 shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation and shall also be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or Assistant Secretary of the Corporation, the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these Bylaws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.
     For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
     Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting or the adjournment is for more than thirty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in Sections 10 and 11 of this Article II. Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

     SECTION 5. Quorum. At any meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of the shares of stock entitled to vote at the meeting shall constitute a quorum, unless otherwise provided by any statute or by the Certificate of Incorporation. In the absence of a quorum no business may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement at the meeting, except as required by Section 4 above, until a quorum shall be present or represented. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in Sections 10 and 11 of this Article II. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.
     SECTION 6. Voting. Except as otherwise provided in this Section, the affirmative vote of a majority of the shares of common stock which are present in person or represented by proxy and entitled to vote on the matter at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to constitute the act of the stockholders as to any matter which properly comes before the meeting, unless more than a majority of the votes shall be required by statute or by the Certificate of Incorporation. If a vote shall be taken for the election of directors, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders at which the number of nominees for election nominated by (i) the Board of Directors, (ii) any stockholder, or (iii) a combination of nominees by the Board of Directors and any stockholder, exceeds the number of directors to be elected to the Board of Directors. Votes cast shall exclude abstentions with respect to the election of directors. Voting at meetings of stockholders need not be by written ballot.
     Unless a statute or the Certificate of Incorporation provides otherwise, each holder of record of outstanding shares of stock of the Corporation having voting power shall be entitled to one vote for every share of such stock on each matter submitted to a vote at a meeting of stockholders. A stockholder may vote only the shares owned by him as shown on the record of stockholders of the Corporation as of the record date determined pursuant to Section 7 below or pursuant to applicable law and may vote his shares in person or by proxy, but no proxy shall be valid after three years from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.
     If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and the Corporation may implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; provided, however, that such stockholders and proxyholders shall not, solely as a result of their remote participation in a meeting of stockholders, be deemed present for purposes of determining the existence of a quorum under Article II, Section 5 hereof, or be permitted to cast votes or take any other action at the meeting by means of remote communication.
     SECTION 7. Fixing of Record Date. The Board of Directors may fix, in advance, a record date not more than sixty not less than ten days before the date then fixed for the action requiring determination by the stockholders. All persons who were holders of record of shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof.
     SECTION 8. Organization and Order of Business. At each meeting of the stockholders, the Chairman of the Board of Directors, or in his absence or inability to act, the officer of the Corporation performing the duties of the Chairman of the Board in accordance with Article V, Section 5 hereof, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, an Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless, and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
     SECTION 9. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.
     SECTION 10. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 10 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 10.
     In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which (i) such notice of the date of the annual meeting was mailed or (ii) such public disclosure of the date of the annual meeting was made; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the earlier of the day on which (i) notice of the date of the special meeting was mailed or (ii) public disclosure of the date of the special meeting was made. For purposes of this Article II, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (v) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable offer of resignation in the form contemplated by Article II, Section 12 hereof; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making any nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (iv) the names and addresses of any other stockholders or beneficial owners known to be supporting such nomination by the proposing stockholder or beneficial owner, if any, on whose behalf the nomination is made, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Such notice must also be accompanied by (i) a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected, and (ii) the completed and signed questionnaire, representation and agreement referred to in the immediately following paragraph with respect to each proposed nominee.
     No person, other than a director nominated for election or re-election by the Board of Directors, shall be eligible for election as a director of the Corporation unless (a) the person is nominated in accordance with the procedures set forth in this Section 10 and (b) the Secretary receives (in accordance with the time periods prescribed for delivery of notice under the third paragraph of this section) at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and execute any agreement directors of the Corporation are requested to execute. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     Notwithstanding the provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) of the holders of any series of preferred stock if and to the extent provided for under law, the Certificate of Incorporation or herein.
     SECTION 11. Notice of Meetings. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting of stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.
     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.
     To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the earlier of the day on which (i) such notice of the date of the annual meeting was mailed or (ii) such public disclosure of the date of the annual meeting was made.
     To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii)

the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names and addresses) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (v) the names and addresses of any other stockholders or beneficial owners known to be supporting such business by the proposing stockholder or beneficial owner, if any, on whose behalf the proposal is made, and (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.
     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 11, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 11 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.
     Notwithstanding the provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.
     SECTION 12. Resignation.
          (a)(i) In order for any incumbent director to become a nominee of the Board of Directors for further service on the Board of Directors, such person must submit an irrevocable offer of resignation effective upon (A)(1) such person’s failure to receive the required vote for re-election, in accordance with Article II, Section 6 (the “Required Vote”), at the next annual or special meeting of the stockholders at which such person would stand for re-election (the “Applicable Meeting”), or (2) the determination by the Board of Directors not to nominate such person to stand for re-election and the failure of the candidate nominated to succeed such person, if any, to obtain the Required Vote, and (B) acceptance of such resignation by the Board of Directors. In addition, the Board of Directors shall fill director vacancies and newly created directorships only with candidates who agree to tender, promptly following their appointment to the Board of Directors, the same form of resignation tendered by other directors in accordance with this Section 12(a)(i). For purposes of this Section 12, a resigning director meeting the conditions referred to in Section 12(a)(i)(A)(1) or Section 12(a)(i)(A)(2) shall be referred to as an “Unsuccessful Incumbent.”
               (ii) A resignation under Section 12(a)(i) will become effective upon its acceptance by the Board of Directors following the occurrence of the condition stated in Section 12(a)(i)(A)(1) or Section 12(a)(i)(A)(2).
               (iii) The Board of Directors, acting on the recommendation of the Corporate Governance Committee, shall within 90 days of receiving the certified vote pertaining to any director election, determine whether to accept the resignation of any Unsuccessful Incumbent, and make a public disclosure with respect to its decision regarding any tendered resignation. The Corporate Governance Committee, in making this recommendation and the Board of Directors, in acting on such recommendation, may consider any factors or other information that they determine appropriate and relevant.
               (iv) The Corporate Governance Committee and the Board of Directors shall take the actions required under this Section 12 without the participation of any Unsuccessful Incumbent except that:
                    A. If every member of the Corporate Governance Committee is an Unsuccessful Incumbent, then those members of the Board of Directors qualifying as independent under the definitions and standards adopted by the New York Stock Exchange and that are not Unsuccessful Incumbents shall name a committee comprised of some or all of such independent directors to make recommendations under this subsection to the Board of Directors; and
                    B. If the number of independent directors who are not Unsuccessful Incumbents is three or fewer, all directors may participate in the decisions under this Section 12(a).
          (b) If an incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal.
          (c) If a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Article III, Section 5 hereof or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 1 hereof.
ARTICLE III
Board of Directors
     SECTION 1. Number of Directors. By vote of a majority of the entire Board of Directors, the number of directors may be increased or decreased by resolution from time to time, but may not exceed twelve nor be less than three. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the Board.
     SECTION 2. General Powers. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.
     SECTION 3. Affiliations of Board Members. As used in these Bylaws, the term “Affiliate” of another person means any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person or of any person directly or indirectly controlling, controlled by or under common control with such other person; any person five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person; any person directly or indirectly controlling, controlled by or under common control with, such other person, and, any officer, director, partner, or employee of such other person. The term “person” includes a natural person, corporation, partnership, trust, company or other entity.
     SECTION 4. Election and Term. At each annual meeting, the stockholders shall elect directors, who need not be stockholders in the Corporation, to hold office until the next annual meeting and until their successors are elected and qualified or until their earlier resignation or removal. Directors are eligible for re-election, and a director may resign at any time by giving written notice to the Corporation.
     SECTION 5. Vacancies. Any vacancy occurring in the Board of Directors for any cause other than by reason of increase in the number of directors may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board of Directors. A director appointed or elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.
     SECTION 6. Removal of Directors. Any director may be removed either with or without cause, as provided by the General Corporation Law of the State of Delaware.
     SECTION 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held in or out of the State of Delaware at such place as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.
     SECTION 8. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after the annual meeting of the stockholders at which the directors were elected. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or as shall be specified in a written waiver signed by all of the directors, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.
     SECTION 9. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.
     SECTION 10. Special Meetings. Special meetings of the Board of Directors may be called by two or more directors of the Corporation or by the Chairman of the Board of Directors, the Chief Executive Officer or the President.

     SECTION 11. Notice of Special Meetings. Notice of each special meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Such notice shall state the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or electronic transmission, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid at least four days, or established nationwide courier service, delivery cost prepaid, addressed to each director at his or her post-office address as it appears on the records of the Corporation, at least two days, before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his or her address as it appears in the records of the Secretary. Special meetings of the Board of Directors may be held at any time without notice if all directors are present or if those directors not present waive notice of the meeting in writing either before or after the date of the meeting.
     SECTION 12. Quorum and Voting. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by statute, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at the meeting may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Notwithstanding the first paragraph of this Section 12, any action pertaining to a transaction involving the Corporation in which any director or officer of the Corporation or any Affiliate of any of the foregoing persons has an interest shall be approved in specific as to any isolated transactions or in general as to any series of similar transactions by a majority of the members of the Board of Directors who are not Affiliates of such interested party, even if the non-interested directors constitute less than a quorum. In approving any such transaction or series of transactions the non-interested directors must determine that
     (a) the transaction as contemplated is fair as to the Corporation and its stockholders at the time it is authorized, approved or ratified; and
     (b) if an acquisition of property other than mortgage loans is involved, the total consideration is not in excess of the appraised value of such property being acquired.
     SECTION 13. Organization. The Chairman of the Board shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.
     SECTION 14. Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.
     SECTION 15. Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
     SECTION 16. Compensation. Directors may receive compensation for services to the Corporation in their capacities as directors in such manner and in such amounts as may be fixed from time to time by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors, or of any committee thereof.
     SECTION 17. Investment Policies and Restrictions. The investment policies of the Corporation and the restrictions thereon shall be established from time to time by the Board of Directors.
ARTICLE IV
Committees of Directors
     SECTION 1. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the Board, appoint from among its members an Executive Committee, an Audit Committee or other committees each composed of one or more directors. Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it except that no such committee shall have such power or authority with respect to amending the Bylaws or Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets or the dissolution or the revocation of a dissolution of the Corporation, and, unless the resolution or the Bylaws or Certificate of Incorporation specifically so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.
     SECTION 2. Minutes and Reports. The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors when requested to do so, and any action taken by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.
     SECTION 3. Notice. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board, and a waiver thereof in writing, signed by the directors entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the committee meeting in person shall be deemed equivalent to the giving of such notice to such director.
     SECTION 4. Quorum, Voting and General. One-third of the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business. The act of a majority of the committee members present at such meeting shall be an act of the committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the event of the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members, to replace any absent or disqualified member or to dissolve any such committee.
ARTICLE V
Officers and Agents
     SECTION 1. Number and Qualification. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a Secretary and a Treasurer. The Chairman of the Board and the Chief Executive Officer shall serve at the pleasure of the Board of Directors until their resignation, removal, disqualification or until their successors are chosen and qualified. The Board of Directors or a committee thereof or an officer of the Corporation to whom such authority may be delegated shall appoint the Secretary and Treasurer and may appoint such other officers and agents as it shall deem necessary, including, without limitation, a President, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or a committee thereof or an officer of the Corporation to whom such authority may be delegated. Two or more offices may be held by the same person but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers.
     SECTION 2. Compensation. The salaries of all officers and agents of the Corporation shall be fixed, from time to time, by the Board of Directors or a committee thereof; provided, however, that the Board of Directors or a committee thereof may by resolution delegate to the Chief Executive Officer the power to fix compensation of officers and agents other than the Chief Executive Officer.
     SECTION 3. Removal and Vacancies. Any officer or agent may be removed, either with or without cause, by the Board of Directors or a committee thereof or an officer of the Corporation to whom such authority may be delegated. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled for the unexpired portion of the term of the office which shall be vacant by the Board of Directors or a committee thereof or an officer of the Corporation to whom such authority may be delegated.
     SECTION 4. The Chairman of the Board. The Chairman of the Board shall act as chairman at all meetings of the stockholders at which he is present, and shall preside at all meetings of the Board of Directors at which he is present. The Chairman of the Board shall have such other powers and duties as may be assigned by the Board of Directors from time to time. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the Chief Executive Officer, and, in the absence of the Chairman of the Board and the Chief Executive Officer, such duties shall be performed and such authority may be exercised by the President, and in the absence of the Chairman of the Board, the Chief Executive Officer and the President, such duties shall be performed and such authority may be exercised by the Chief Operating Officer. In the absence of the Chairman of the Board, the Chief Executive Officer, the President and the Chief Operating Officer, such duties shall be performed and such authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, or in the absence of such any such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation made.
     SECTION 5. The Chief Executive Officer. The Chief Executive Officer shall direct, coordinate and control the Corporation’s business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. The Chief Executive Officer may employ and discharge employees and agents of the Corporation, and he may delegate these powers. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. The Chief Executive Officer shall have such other powers and duties as may be assigned or delegated, from time to time, by the Board of Directors or the Chairman of the Board. In the absence of the Chief Executive Officer, his duties shall be performed and his authority may be exercised by the President, and in the absence of the Chief Executive Officer and the President, such duties shall be performed and such authority may be exercised by the Chief Operating Officer. In the absence of the Chief Executive Officer, the President and the Chief Operating Officer, such duties shall be performed and such authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, or in the absence of such any such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation made.
     SECTION 6. The President. The President, if there shall be such an officer, shall implement the general directives, plans and policies formulated by the Board of Directors or the Chief Executive Officer. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. The President shall have such other powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated. In the absence of the President, his duties shall be performed and his authority may be exercised by the Chief Operating Officer. In the absence of the President and the Chief Operating Officer, such duties shall be performed and such authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, or in the absence of such any such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation made.
     SECTION 7. The Chief Operating Officer. The Chief Operating Officer, if there shall be such an officer, shall establish operating and administrative plans and policies and direct and coordinate the Corporation’s organizational components, within the scope of the authority delegated to him by the Board of Directors or the Chief Executive Officer. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. The Chief Operating Officer shall have such other powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated. In the absence of the Chief Operating Officer, his duties shall be performed and such authority may be exercised by the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, or in the absence of such any such Vice President, by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation made.
     SECTION 8. Vice Presidents. Each Vice President, if there shall be such an officer, shall have such powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated.
     SECTION 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated and under whose supervision the Secretary shall act. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the Secretary’s signature.
     SECTION 10. Assistant Secretaries. Each Assistant Secretary, if there shall be such an officer, shall have such powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated. In the event of the absence or disability of the Secretary, the duties of the Secretary shall be performed by the Assistant Secretary, or if there be more than one such Assistant Secretary, then by the one designated by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated.
     SECTION 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated, taking proper vouchers for such disbursements, and shall render to the Board of Directors at its regular meetings or when the Board of Directors so requires, or to an appropriate officer of the Corporation when requested, an account of all his transactions as Treasurer. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation. The Treasurer shall have such other powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated.
     SECTION 12. Assistant Treasurers. Each Assistant Treasurer, if there shall be such an officer, shall have such powers and duties as may be assigned or delegated, from time to time, by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated. In the event of the absence or disability of the Treasurer, the duties of the Treasurer shall be performed by the Assistant Treasurer, or if there be more than one such Assistant Treasurer, then by the one designated by the by the Board of Directors, the Chairman of the Board or an officer of the Corporation to whom such authority may be delegated.
     SECTION 13. Delegation of Duties. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.
ARTICLE VI
Certificates of Stock
     SECTION 1. Form and Number. Each stockholder shall be entitled upon request to a certificate or certificates in such form as shall be approved by the Board which shall represent and certify the number and kind and class of shares owned by him in the Corporation; provided, however, that certificates for fractional shares shall not be issued. Each certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. A stock certificate may not be issued by the Corporation until the stock represented by it is fully paid by the stockholder.
     SECTION 2. Legends. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge.
     SECTION 3. Transfers of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of the certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     SECTION 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.
     SECTION 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificates representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the Corporation a bond, with sufficient surety, to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.
ARTICLE VII
Dividends
     Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in the

Corporation’s own shares, subject to the provisions of any statute and of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     The Board may fix, in advance, a date not more than sixty days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or interests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
ARTICLE VIII
Indemnification
     SECTION 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.
     SECTION 2. Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     SECTION 3. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
ARTICLE IX
Fiscal Year
     The fiscal year of the Corporation shall be the same as the calendar year and shall end on December 31 of each year.
ARTICLE X
Depositories and Custodians
     SECTION 1. Depositories. The funds of the Corporation shall be deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.
     SECTION 2. Custodians. All securities and other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Directors of the Corporation may from time to time determine.
ARTICLE XI
Execution of Instruments
     Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.
ARTICLE XII

Independent Public Accountants
     A firm of independent public accountants shall sign or certify the annual financial statements of the Corporation and shall be selected annually by the Board of Directors.
ARTICLE XIII
Stock Ledger, List of Shareholders, Books and Records
     SECTION 1. Stock Ledger. The Corporation shall maintain at its principal executive office, or at the office of its transfer agent or registrar, an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.
     SECTION 2. Stockholder List. The Secretary or other officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days prior to a meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock of the Corporation registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the place and time of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
     SECTION 3. Inspection of Books and Records. There shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation.
     In accordance with the General Corporation Laws of Delaware, any stockholder of the Corporation or his agent may inspect and copy during usual business hours the Corporation’s stock ledger, an existing list of stockholders and other books and records.
ARTICLE XIV
Amendments
     The Board of Directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Corporation and to make new Bylaws, except that the Board of Directors shall not alter, modify or repeal any of the following provisions of the Bylaws
          (a) Article III, Section 3;

          (b) The second paragraph of Article III, Section 12;
          (c) Article III, Section 17; and
          (d) This Article XIV.
     The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any Bylaws of the Corporation and to make new Bylaws.